Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW.”

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THIS WARRANT.

THIS WARRANT IS VOID AFTER 5:00 P.M. EASTERN TIME, FEBRUARY 6, 2011.

WARRANT

FOR THE PURCHASE OF

                     SHARES

OF

COMMON STOCK

OF

DIGITAL MUSIC GROUP, INC.

1.	Warrant.

THIS CERTIFIES THAT, in consideration of $         duly paid by or on behalf of                                  (the “Holder”), as registered owner of this Warrant, to Digital Music Group, Inc. (the “Company”), the Holder is entitled, subject to the terms set forth below, at any time beginning on February 7, 2007 and from time to time on or before 5:00 p.m., Eastern Time February 6, 2011 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to                      shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. This Warrant is initially exercisable at $12.1875 per Share so purchased; provided, however, that upon the occurrence of any of the events specified in Section 8, the rights granted by this Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. This Warrant is one of several identical Warrants (collectively, the “Warrants”) covering an aggregate of 273,000 shares of Common Stock that were issued to certain underwriters or members of the selling group in connection with the Company’s initial public offering of Common Stock or their bona fide officers, directors, employees or partners of any such underwriter or member of the selling group (collectively with their successors and assigns, the “Holders”) on February 7, 2006 (the “Effective Date”).

2.	Exercise.

(a) Exercise Procedure. In order to exercise this Warrant, the exercise form attached hereto as Exhibit A (the “Exercise Form”) must be duly executed and completed and delivered to the Company, together with this original Warrant and payment of the Exercise Price for the Shares being purchased, if applicable, payable in cash or by certified check or official bank check, or as provided in Section 2(c). If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

(b) Legend. Each certificate for the securities purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW.”

(c) Cashless Exercise. In lieu of the payment of the Exercise Price multiplied by the number of Shares for which this Warrant is exercised (and in lieu of being entitled to receive Shares) in the manner required by Section 2(a), the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Warrant into Shares (the “Conversion Right”) as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Shares equal to the quotient obtained by dividing (x) the “Value” (as defined below) of the portion of the Warrant being exercised by (y) the “Current Market Price” (as defined below). The “Value” of the portion of the Warrant being exercised as set forth in the Exercise Form shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Shares underlying the portion of this Warrant being converted from (b) the Current Market Price as of the date immediately prior to the date the Holder delivers the Exercise Form to the Company (the “Determination Date”) multiplied by the number of Shares underlying the portion of the Warrant being converted. As used herein, the term “Current Market Price” shall mean the current market value of a Share of Common Stock as of the Determination Date calculated as follows: (i) if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market, NASDAQ SmallCap Market or NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), the average of the closing price of a share of Common Stock in the principal trading market for the Common Stock as reported by the exchange, NASDAQ or the NASD, as the case may be, on the last 20 trading days ending on the Determination Date; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market, NASDAQ SmallCap Market or the NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), but is traded in the residual over-the-counter market, the average of the last sale price for the Common Stock on the last 20 trading days ending on the Determination Date for which such quotations are reported by The Wall Street Journal, Pink Sheets, LLC or similar publisher of such quotations; or (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine in good faith.

(d) The Conversion Right may be exercised by the Holder on any business day, but not later than the Expiration Date, by delivering the original Warrant with the duly executed Exercise Form to the Company with the Conversion Right selected and specifying the total number of Shares the Holder will purchase pursuant to such Conversion Right.

3.	Transfer.

(a) Restrictions—General. Each Holder of this Warrant acknowledges that this Warrant and the Shares have not been registered under the Act, and agrees that it will not sell, transfer or assign this Warrant for a period of 180 days following the Effective Date to anyone, and thereafter agrees that it will not sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Shares issued upon its exercise except pursuant to (i) an effective registration statement under the Act as to any of such Shares and registration or qualification of under any applicable Blue Sky or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company (the Company hereby agreeing that the opinion of Greenberg Traurig, LLP shall be deemed satisfactory evidence of the availability of an exemption), that such registration and qualification are not required; provided, however, that no opinion need be obtained with respect to a transfer to (A) an underwriter or member of the selling group in connection with the Company’s initial public offering of the Common Stock, or (B) a bona fide officer, director, employee or partner of any such underwriter or member of the selling group. Notwithstanding the foregoing, any transferee receiving shares that (A) have been registered under the Act or (B) are resaleable under Rule 144 promulgated under the Act shall not be required to agree in writing to be subject to the terms of this Section 3(a).

(b) Restrictions—Transfers. Subject to the provisions of Section 3(a), in order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this original Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4.	New Warrants to be Issued.

(a) Partial Exercise. Subject to the restrictions in Section 3, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

(b) Loss, Theft, Destruction. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond in an amount reasonably satisfactory to the Company, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.	Registration Rights.

(a) Demand Registration.

(i) Grant of Demand Right. The Company, upon the receipt of notice from the Demanding Holders indicating their desire that the Company to commence the preparation of and effect the filing of a registration statement with the Commission as to the Registrable Securities (as defined below) no later than February 6, 2011 of the Holders (collectively, the “Demanding Holders”) of at least 25% of the Registrable Securities (as defined below) subject to the Warrants, agrees to register on no more than one occasion, all or any portion of the Registrable Securities requested by the Demanding Holders in the Initial Demand Notice. The term “Registrable Securities” shall mean the Warrants and all the securities underlying the Warrants, including the Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a registration statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Act; (C) such securities shall have ceased to be outstanding; and (D) held by any Holder that is able to sell all such Registrable Securities as are held by such Holder under Rule 144 promulgated under the Act within a 90-day period by virtue of such Holder’s ownership of less than one percent of the then outstanding capital stock of the Company. With respect to such registration request, the Company will (a) promptly give written notice of the proposed registration, qualification or compliance to all other Holders and (b) use its commercially reasonable efforts to file a registration statement covering the Registrable Securities as soon as reasonably practicable to facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request or holders of any other securities of the Company entitled to participate in an offering of the Company as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company and, upon filing, use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable thereafter. An Initial Demand Notice may only be delivered to the Company by the Demanding Holders during the period ending on the later of the third anniversary of the Effective Date or one year after the exercise of this Warrant. Once made, a request for registration pursuant to an Initial Demand Notice provided in accordance with this Section may not be revoked.

(ii) Limitations on Demand Rights. Notwithstanding anything contained in Section 5(a)(i), the Company shall not be obligated to take any action pursuant to Section 5.1(a)(i):

(A) prior to August 1, 2006;

(B) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

(C) during the period starting with the date 60 days prior to the Company’s estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only equity security being registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, or (iv) any other registration not appropriate for inclusion of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to be filed and become effective;

(D) if the Company shall furnish to the Demanding Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its reasonable efforts to register, qualify or comply under this Section 5.1 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Demanding Holders, provided that the Company may not exercise this deferral right more than twice in any one year period.

(iii) Effective Registration. A registration will not count as a Demand Registration until the registration statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto.

(iv) Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority-in-interest of the Demanding Holders.

(v) Reduction of Offering. If the managing underwriter or underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (A) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares of Registrable Securities which such Demanding Holder has requested be included in such registration, regardless of the number of shares of Registrable Securities held by each Demanding Holder) that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (A), (B), and (C), the shares of Common Stock that other security holders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(vi) Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the underwriter or underwriters of their request to withdraw prior to the effectiveness of the registration statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in this Section 5(a).

(b) Piggy-Back Registration.

(i) Grant of Piggy-Back Rights. If at any time prior to February 7, 2013 the Company proposes to file a registration statement under the Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 5(a)), other than a registration statement (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (C) for an offering of debt that is convertible into equity securities of the Company or (D) for a dividend reinvestment plan, then the Company shall (E) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable and other stockholders of the Company with written contractual piggy-back registration rights, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (F) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Holders may request in writing within 20 business days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders of Registrable Securities and other stockholders of the Company with written contractual piggy-back registration rights proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

(ii) Reduction of Offering. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 5(b), and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security Holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

If the registration is a “demand” registration undertaken at the demand of persons other than the Holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of

Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities as to which registration has been requested under this Section 5(b) and any Shares as to which registration has been requested pursuant to written contractual piggy-back registration rights which other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares (pro rata in accordance with the number of shares of Registrable Securities held by each such Holder).

(iii) Withdrawal. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses in connection with such Piggy-Back Registration as provided in Section 6(m).

(c) Registrations on Form S-3. The Holders of a majority in interest of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”) where the reasonably anticipated aggregate price to the public of which would $1,000,000; provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other Holders of Registrable Securities and other stockholders of the Company with written contractual piggy-back registration rights, and, as soon as practicable thereafter, effect the registration of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 5(c) if (A) Form S-3 is not available for such offering or (B) any of the limitations set forth in Section 5(a)(ii) are applicable. Registrations effected pursuant to this Section 5(c) shall not be counted as a Demand Registration effected pursuant to Section 5(a).

6.	Registration Procedures.

(a) Copies. The Company shall, prior to filing a registration statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holders of Registrable Securities included in such registration, and such Holders’ legal counsel, copies of such registration statement as proposed to be filed, each amendment and supplement to such registration statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Holders of Registrable Securities included in such registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

(b) Amendments and Supplements. Subject to the provisions of Section 6(l), the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and in compliance with the provisions of the Act until all Registrable Securities and other securities covered by such registration statement have been disposed of in accordance with the intended method(s) of distribution set forth in such registration statement (which period shall not exceed the sum of 90 days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court and, any period of suspension pursuant to Section 6(l)) or such securities have been withdrawn from such negotiation.

(c) Notification. After the filing of a registration statement, the Company shall promptly, and in no event more than two business days after such filing, notify the Holders of Registrable Securities included in such registration statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within two business days of the occurrence of any of the following: (i) when such registration statement becomes effective; (ii) when any post-effective amendment to such registration statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such registration statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders of Registrable Securities included in such registration statement any such supplement or amendment.

(d) State Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the registration statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such registration statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the registration statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such registration statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(e) or subject itself to taxation in any such jurisdiction.

(e) Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders of Registrable Securities included in such registration statement. No Holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such registration statement.

(f) Records. The Company shall make available for inspection by the Holders of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Holder of Registrable Securities included in such registration statement or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be requested to enable them to exercise their due diligence responsibility.

(g) Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(h) Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any registration statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Holders of a majority of the Registrable Securities included in such registration.

(i) Obligation to Suspend Distribution. If after a registration statement relating to the registration of Registrable Securities under Section 5 has been declared effective (“Effective Registration Statement”), upon the good faith determination by the Board of Directors of the Company that it is reasonably necessary to suspend the use of such Effective Registration Statement or sales of Registrable Securities by Holders under such Effective Registration Statement, the Company may, upon written notice (the “Suspension Notice”) to the Holders, direct the Holders to suspend the use of or sales under such Effective Registration Statement. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to take or cause to be taken such action as is necessary to permit resumed use of such

Effective Registration Statement promptly following the cessation of the Suspension Event giving rise to such suspension so as to permit the Holders to resume use of and sales under such Effective Registration Statement as soon as practicable thereafter. Upon cessation of the Suspension Event giving rise to such suspension, the Company shall promptly provide the Holders with prompt written notice that the Suspension Event has ceased (the “End of Suspension Notice”). The Holders shall not effect any sales of the Registrable Securities pursuant to such Effective Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. If so directed by the Company in a Suspension Notice, each Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder’s possession, of any prospectuses covering the Registrable Securities at the time of receipt of such Suspension Notice.

(j) Registration Expenses. The Company shall bear all costs and expenses in connection with any Demand Registration pursuant to Section 5(a), any Piggy-Back Registration pursuant to Section 5(b), and any registration on Form S-3 effected pursuant to Section 5(c), and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the registration statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 6(h); (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of legal counsel retained by the Company and reasonable fees and expenses of one legal counsel retained by the Holders and for the and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters); (viii) the expenses of any underwriter and (ix) the fees and expenses of any special experts retained by the Company in connection with such registration. Notwithstanding the foregoing, the Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders.

(k) Information. The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing underwriter, if any, in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Act pursuant to Section 5 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

7.	Miscellaneous Registration Rights Provisions.

(a) Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the underwriter of any offering covered by a registration statement subject to Sections 5(a) or 5(b) and the Company or between any such underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as provided in Section 5 of the underwriting agreement, dated the Effective Date (the “Underwriting Agreement”), among the Company, I-Bankers and the other underwriters named therein. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the underwriters have agreed to indemnify the Company.

(b) No Obligation to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise any Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

(c) Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to Section 5(a), which managing underwriter shall be reasonably acceptable to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution. Such Holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type used by the managing underwriter. Further, such Holders shall execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to Section 5. Each Holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

(d) Subordination. The provisions of Section 5, 6 and 7 of this Warrant are intended to be subordinate to the registration rights set forth in that certain Second Amended and Restated Stockholders Agreement, dated September 8, 2005, by and among Digital Musicworks International, Inc. and certain of its shareholders.

8.	Adjustments.

(a) Exercise Price and Number of Shares. The Exercise Price and the number of Shares underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

(i) If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Shares obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Shares obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective. Such adjustment shall be made successively whenever any event listed above shall occur.

(ii) In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 8(a)(i) or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 8(a)(i), then such adjustment shall be made pursuant to Sections 8(a)(i) and this Section 8(a)(ii). The provisions of this Section 8(a)(ii) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(iii) This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date this Warrant was originally issued or the computation thereof.

(b) Substitute Warrant. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Warrant providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

(c) Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of the Warrant, nor shall it be required to issue scrip in lieu of any fractional interests. In lieu of any fractional shares of Common Stock, which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Current Market Price on the date of exercise, as determined in accordance with Section 2(c).

9.	Reservation and Listing.

The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares or other securities, properties or rights, as from time to time shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares and other securities which may be issued upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares and other securities which may be issued upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the NASDAQ National Market, SmallCap Market, OTC Bulletin Board or any successor trading market) on which the Common Stock may then be listed and/or quoted. The Company will take all actions as may be commercially reasonable to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise.

10.	Certain Notice Requirements.

(a) Right to Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and its complete exercise, any of the events described in Section 10(b) shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to the Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

(b) Enumerated Events. The Company shall be required to give the notice described in this Section 10 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

(c) Adjustment Notice. The Company shall, promptly after an event requiring any adjustment pursuant to Section 8, send notice to the Holder of such event and adjustment (the “Adjustment Notice”). The Adjustment Notice shall describe the event causing the adjustment and the method of calculating same and shall be certified as being true and accurate by the Company’s President and Chief Financial Officer.

(d) Notice Delivery. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express overnight mail or overnight private courier service: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holder:

Digital Music Group, Inc.

1545 River Park Drive, Suite 210

Sacramento, California 95815

Attn: Chief Executive Officer

With a copy to:

Hayden Bergman, Professional Corporation

150 Post Street, Suite 650

San Francisco, California 94108

Attn: Kevin K. Rooney, Esq.

11.	Miscellaneous.

(a) Amendment and Waiver. The Company and I-Bankers may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and I-Bankers may deem necessary or desirable and that the Company and I-Bankers deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the holders of at least a majority of the Shares issuable upon exercise of the Warrants. Any waiver or amendment effected in accordance with this Section 9(a) shall be binding upon each current and future holder of any Warrants and the Company. The Holder acknowledges that by the operation of this Section 11(a), the holders of a majority of the Shares issuable upon exercise of the Warrants will have the right and power to diminish or eliminate all rights of the Holder under this Warrant. Notwithstanding the foregoing, Holder may waive any of the Holder’s rights arising pursuant to the terms of this Warrant without the consent of any of the other holders of the Warrants.

(b) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

(c) Entire Agreement. This Warrant constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(d) Binding Effect. This Warrant shall inure solely to the benefit of, and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

(e) Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

(f) Waivers. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

(g) Counterparts. This Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

(h) Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Warrant, the Holder agrees that, at any time prior to the complete exercise of this Warrant by the Holder, if the Company and I-Bankers enter into an agreement (the “Exchange Agreement”), pursuant to which they agree that all outstanding Warrants will be exchanged for securities or cash or a combination of both, then the Holder agrees to participate in such exchange and become a party to the Exchange Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 7th day of February, 2006.

DIGITAL MUSIC GROUP, INC.

By:
Cliff Haigler
Chief Financial Officer

By its counter-signature below, the Holder hereby agrees to the foregoing terms and conditions set forth in this Warrant.

NAME:

By:
Name:
Title:

EXHIBIT A

Form To Be Used To Exercise Warrant

Digital Music Group, Inc.

1545 River Park Drive, Suite 210

Sacramento, California 95815

Date:                     , 20__

Please select method of exercise below (check one):

☐ The undersigned hereby elects irrevocably to exercise all or a portion of the within Warrant and to purchase shares (the “Shares”) of common stock, $.01 par value, of Digital Music Group, Inc. and hereby makes payment of $ (at the rate of $ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

or

☐ The undersigned hereby elects irrevocably to convert all or a portion of the within Warrant and to purchase shares (the “Shares”) of common stock, $.01 par value, of Digital Music Group, Inc. by surrender of the unexercised portion of the attached Warrant (with a “Value” based of $ based on a “Current Market Price” of $ ). Please issue the securities the Shares as to which this Warrant is converted in accordance with the instructions given below.

The undersigned represents that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable securities laws.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:	____________________________________________________________________________________
(Print in Block Letters)
Address:	_____________________________________________________________________________________

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

Exhibit A-1

EXHIBIT B

Form To Be Used To Assign Warrant

ASSIGNMENT

(To be executed by the Holder to effect a transfer of the within Warrant)

FOR VALUE RECEIVED,                                                               does hereby sell, assign and transfer unto                                          (address:                                                                                  ) the right to purchase                                  shares of common stock, $.01 par value, of Digital Music Group, Inc. (the “Company”) evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:                     , 20__

Signature

Signature Guaranteed

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

Exhibit B-1